UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 18, 2018
 _________________________
WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 578-2202

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was signed into law which, among other items, reduces the federal statutory corporate tax rate from 35 percent to 21 percent, effective January 1, 2018.

Webster Financial Corporation ("Webster" or the “Company”) has assessed the impacts of the changes from the TCJA. Based on Webster’s assessment, including the reduction in the federal corporate statutory tax rate, Webster has recorded a one-time revaluation adjustment to its net deferred tax assets during the quarter ended December 31, 2017 of approximately $20.9 million. This amount has been recorded as a one-time increase to the provision for income taxes.

Webster’s assessment of the TCJA has been based on information available at this time and results for the quarter ended December 31, 2017. Future periods may differ from the impact disclosed herein, possibly materially, due to, among other things, changes in interpretations and assumptions made by Webster, guidance that may be issued and actions Webster may take as a result of the TCJA. The overall impact of the TCJA is also subject to the effect of other provisions of the TCJA.

Separately, due to its continued business expansion and growth, Webster has completed a review of its current and projected multi-jurisdictional state and local tax structure. In connection with this review, Webster completed an evaluation of its state net deferred tax assets, including an assessment of valuation allowances established for state net operating losses not expected to be utilized. As a result, Webster has adjusted the estimated realizability of its state net deferred tax assets by approximately $28.7 million and has recorded this amount as a one-time decrease to the provision for income taxes in the fourth quarter of 2017.

The net effect of the reduction in Webster’s net deferred tax assets in connection with the TCJA and change in the estimated realizability of its state deferred tax assets is an expected net benefit of approximately $7.8 million in the fourth quarter of 2017.

Webster also notes the following:

•
Webster announced during the fourth quarter of 2017 the redemption of its 6.40% Series E Non-Cumulative Perpetual Preferred Stock, which occurred on December 15, 2017. In connection with the redemption, Webster incurred a one-time pre-tax charge of $3.8 million related to original issuance costs. This charge will be reflected in Webster’s earnings for the fourth quarter of 2017.

•
As included in Webster’s announcement on January 4, 2018 of investments in its employees and communities, Webster will be paying a one-time cash bonus to full-time employees who are below the vice president level. This payment resulted in a one-time pre-tax charge in the amount of $2.6 million that will also be included in Webster’s earnings for the fourth quarter of 2017.

Webster will announce financial results for the fourth quarter of 2017 on January 23, 2018.

Forward -looking Statements:
This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors;

(iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement made by the Company in this presentation speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: January 18, 2018	/s/ Glenn I. MacInnes
Glenn I. MacInnes
Executive Vice President and Chief Financial Officer